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                                                                     EXHIBIT 5.1

                          [LATHAM & WATKINS LETTERHEAD]

                                 April 18, 2001

Integrated Device Technology, Inc.
2975 Stender Way
Santa Clara, California 95054

                  Re:      REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         This opinion is rendered in connection with the filing by Integrated Device Technology, Inc., a Delaware corporation (the "Company"), of a registration statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the offer and sale of (i) the 155,878 shares of the Common Stock, par value $.001 per share, of the Company issuable pursuant to outstanding options under the Newave Semiconductor Corp. 1997 Stock Plan and
(ii) the 316,682 shares of the Common Stock, par value $.001 per share, of the Company (together with the Common Stock of the Company issuable pursuant to the Newave Semiconductor Corp. 1997 Stock Plan, the "Shares") issuable pursuant to outstanding options under the Amended and Restated Newave Semiconductor Corp. Shanghai Stock Option Plan (together with the Newave Semiconductor Corp. 1997 Stock Plan, the "Plans") each set of options as assumed by the Company in connection with the Company's acquisition of Newave Semiconductor Corp. We acted as counsel to the Company in connection with the preparation of the Registration Statement.

         We are familiar with the proceedings taken and to be taken in connection with the authorization, issuance and sale of the Shares. Additionally, we have examined such matters of fact and question of law as we have considered appropriate for purposes of rendering the opinion expressed below.

         We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto or the effect thereon of any other laws or as to any matters of municipal law or any other local agencies within any state.

         Subject to the foregoing and in reliance thereon, we are of the opinion that, upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plans, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plans and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

         We consent to your filing this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,
                                                     /s/ Latham & Watkins